Calculation of Filing Fee Tables
S-3
Midland States Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, $0.01 par value per share	457(o)
	Equity	Non-Voting Common Stock, $0.01 par value per share	457(o)
	Equity	Preferred Stock, $2.00 par value per share	457(o)
	Equity	Depositary shares	457(o)
	Debt	Debt securities	457(o)
	Equity	Warrants	457(o)
	Other	Units	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.000087	$ 21,750.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 250,000,000.00		$ 21,750.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 12,514.50
		Net Fee Due:						$ 9,235.50
Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Midland States Bancorp, Inc.	S-3	333-264370	04/19/2022		$ 12,514.50	Unallocated (Universal) Shelf			$ 135,000,000.00
Fee Offset Sources		Midland States Bancorp, Inc.	S-3	333-264370		04/19/2022						$ 17,003.14
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On April 19, 2022, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-264370) (the "Prior Registration Statement"), which registered the offering of securities with a maximum aggregate offering price of $250,000,000. The registrant subsequently sold securities with an aggregate offering price of $115,000,000 pursuant to the Prior Registration Statement, and has terminated any offering that included the remaining unsold securities under the Prior Registration Statement, which had a maximum aggregate offering price of $135,000,000 (the "Unsold Securities"). The filing fee due in connection with the Prior Registration Statement was $23,175 (the "Previously Paid Filing Fee"), $17,003.14 of which was paid with a contemporaneous fee payment. In accordance with Rule 457(p) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is claiming a fee offset of $12,514.50, which is the aggregate total dollar amount of the Previously Paid Filing Fee associated with the Unsold Securities, against the total filing fee due in connection with this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date